EXHIBIT 4

                             [FRONT OF CERTIFICATE]
                               [MR. MONOPOLY LOGO]

FBU

COMMON STOCK

COMMON STOCK

HASBRO, INC. (A Rhode Island Corporation)

THIS CERTIFICATE IS TRANSFERABLE
IN BOSTON, MA OR NEW YORK, NY

CUSIP 418056 10 7
SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF 50[cents] EACH OF

Hasbro, Inc. Transfers of these shares will be registered on the books of the Corporation maintained for that purpose upon presentation of this Certificate appropriately endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
           Witness the seal of the Corporation and the signatures of its duly authorized officers.
Dated:

/s/ Phillip H. Waldoks
SECRETARY

[IMAGE OF CORPORATE SEAL]
HASBRO, INC.
Incorporated
1926
Rhode Island

/s/ Alan G. Hassenfeld
CHAIRMAN OF THE BOARD

COUNTERSIGNED AND REGISTERED:
Fleet National Bank
TRANSFER AGENT AND REGISTRAR
BY



AUTHORIZED SIGNATURE



                             [REVERSE OF CERTIFICATE]
                                  HASBRO, INC.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Hasbro, Inc. (the "Corporation") and the Rights Agent thereunder (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class of its capital stock authorized to be issued, which statement shall include a description of the authority of the board of directors to fix and determine the relative rights and preferences of the shares of any series of Preference Stock authorized to be issued and the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM     -     as tenants in common
     TEN ENT     -     as tenants by the entireties
     JT TEN     -      as joint tenants with right of
                survivorship and not as tenants
                in common


          UNIF GIFT MIN ACT     -                             Custodian
                             (Cust)                                     (Minor)
                      under Uniform Gifts to Minors
                      Act
                                     (State)

Additional abbreviations may also be used though not in the above list.


            For Value Received
          PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE







PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE



Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated,

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER. THE SIGNATURE SHOULD BE GUARANTEED BY A BROKERAGE FIRM OR A FINANCIAL INSTITUTION THAT IS A MEMBER OF A SECURITIES APPROVED MEDALLION PROGRAM, SUCH AS SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (STAMP), STOCK EXCHANGES MEDALLION PROGRAM (SEMP) OR NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (MSP).